INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Optical Coating Laboratory, Inc. on From S-8 of our report dated December 19, 1997, appearing in the Annual Report on Form 10-K of Optical Coating Laboratory, Inc. for the year ended October 31, 1997.


Deloitte & Touche LLP
San Jose, California
December 11, 1998